SCHEDULE 14C INFORMATION
INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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PROJECT DEVELOPMENT PACIFIC, INC.
(Name of registrant as Specified in its Charter)

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PROJECT DEVELOPMENT PACIFIC, INC.
9815 Cawley Street
Chiliwack, B.C V2P 4K8
Canada

NOTICE OF SHAREHOLDER ACTION BY WRITTEN

CONSENT ON OR ABOUT NOVEMBER 9, 2007

This Information Statement, which is being provided to shareholders on or about November 9, 2007, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by Project Development Pacific, Inc. (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock have acted by written consent to approve the following actions:

Amend the Company's Articles of Incorporation to change its name to Trilliant Exploration Corporation

Only shareholders of record at the close of business on November 9, 2007 are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

/s/ Darryl Mills
Darryl Mills
President

PROJECT DEVELOPMENT PACIFIC, INC.
INFORMATION STATEMENTS
GENERAL INFORMATION

General

This information is being provided to the shareholders of Project Development Pacific, Inc., a Nevada corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Company's issued and outstanding shares, in lieu of a special meeting, to amend the Company's Articles of Incorporation, approved by the Board of Directors on November 9, 2007.

Record Date and Voting Securities

Only shareholders of record at the close of business on November 9, 2007 are entitled to notice of the action taken, as described herein. On November 9, 2007, the Company had outstanding 22,860,000 shares of common stock, $0.001 par value, each of which was entitled to one vote.

On November 9, 2007, the holders of a majority of the Company's voting power approved the amendment to the Articles of Incorporation. The name change is scheduled to take effect on November 26, 2007.

This Information Statement was first provided to the Company's shareholders on or about November 9, 2007.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the Company's name to Trilliant Exploration Corporation effective November 26, 2007.

No Dissenters' Rights: Pursuant to Nevada Revised Statutes, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this change in the Board of Directors. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of November 9, 2007, regarding the Company's Common Stock owned of record or beneficially by (i) each person known to the Company who owns beneficially 5% or more of the Company's Common Stock; (ii) each of the Company's directors; and (iii) all officers and directors as a group.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Darryl Mills Director, President 9185 Cawley Street Chiliwack, B.C V2P 4K8 Canada	10,000,000	44%
Common	Alan Wilson 2011 Blainview Ave., North Vancouver, BC V7H 2N4 Canada	10,000,000	44%
Common	Waldemar Jonsson #905 - 4333 Central Blvd., Burnaby, BC V5H 4W8 Canada	2,500,000	11%
Common	Directors and officers as a group (1)	10,000,000	44%

*Based on 22,860,000 shares of common shares outstanding as November 9, 2007.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our executive Officers do not currently receive and are not accruing any compensation. No compensation was paid during the year ended December 31, 2006.

OPTION GRANTS IN THE LAST FISCAL YEAR

No options were granted in fiscal 2006.

DIRECTORS' COMPENSATION

Our directors do not currently receive and are not accruing any compensation.

By the Order of the Board of Directors

PROJECT DEVELOPMENT PACIFIC, INC.

Date: November 9, 2007                                                                                     By: /s/ Darryl Mills
                                                                                                                                DARRYL MILLS
                                                                                                                                PRESIDENT, DIRECTOR